EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Service Providers-Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated October 18, 2007 on the August 31, 2007 financial statements and financial highlights of the Claymore/Raymond James SB-1 Equity Fund in the Proxy Statement/Prospectus and Statement of Additional Information included in this Registration Statement (Form N-14) of the Claymore Exchange-Traded Fund Trust.

                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
June 2, 2008